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                                                                     Exhibit 3.3

                          CERTIFICATE OF INCORPORATION

                                       OF

                              ATHENS BRICK COMPANY

                                   ---00000---

          First. The name of this corporation is ATHENS BRICK COMPANY.

          Second. Its principal office in the State of Delaware is to be located at 100 West Tenth Street, in the City of Wilmington, County of New Castle, and its resident agent is The Corporation Trust Company, 100 West Tenth Street, Wilmington, Delaware.

          Third. The nature of the business of the corporation and the objects and purposes to be transacted, promoted and carried on are as follows:

          1. To transact any manufacturing or mining business and to purchase and sell goods, wares and merchandise used for such business; to engage in the business of producing, mining, manufacturing, storing, transporting, buying and selling of building materials of all kinds; including any and all raw materials used in the production or manufacture thereof; to contract for the erection, construction or repair of any building, structure or improvement, public or private, and to erect, construct or repair same or any part thereof, and to acquire, own, and prepare for use, any materials for such purposes.

          2. To purchase or otherwise acquire and to hold, own, mortgage, or otherwise, lien, pledge, lease, sell, assign, exchange, transfer or in any manner dispose

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of, and to invest, deal and trade in and with goods, wares, merchandise and personal property of any and every class and description within or without the State of Delaware.

          3. To purchase, take, own, hold, deal in, mortgage or otherwise lien, and to lease, sell, exchange, convey, transfer, or in any manner whatever, dispose of real property, within or without the State of Delaware.

          4. To acquire by purchase, subscription, or otherwise, and to own, hold for investment or otherwise, and to use, sell, assign, transfer, mortgage, pledge, exchange, or otherwise dispose of stock, bonds, debentures, notes, scrip, securities, evidences of indebtedness, contracts or obligations of any corporations, associations or trust estates, domestic or foreign, or of any firm or individual, or of the United States, or any state, territory, or dependency of the United States, or any foreign country, or any municipality, or local authority, within or without the United States, and also to issue in exchange therefor, stocks, bonds or other securities or evidences of indebtedness of the corporation, and while the owner or holder of any such property, to receive, collect and dispose of the interest, dividends and income on or from such property, and to possess and exercise in respect thereto, all of the rights, powers and privileges of ownership, including all voting power thereon.

          5. To aid in any manner, any corporation, association or trust estate, domestic or foreign, or any firm or individual, any shares of stock in which, or any bonds, debentures, notes, securities, evidences of indebtedness, contracts, or obligations of which are held by or for it, directly or indirectly, or in which or in the welfare of which it shall have any interest, and to do any acts designed to

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protect, preserve, improve, or enhance the value of any property at any time held or controlled by it, or in which it may be at any time interested, directly or indirectly, or through other corporations, or otherwise; and to organize or promote or facilitate the organization of subsidiary companies.

          6. To acquire the good will, rights and property, and to undertake the whole, or any part of the assets and liabilities of any firm, person, association or corporation; to pay for the same in cash, the stock of this company, bonds, or otherwise; to hold or in any manner to dispose of the whole or any part of the property so purchased; to conduct in any lawful manner the whole or any part of any business so acquired; and to exercise all the powers necessary or convenient in and about the conduct and management of such business.

          7. To borrow money for any of the purposes of the corporation, and to draw, make, accept, endorse, discount, execute, issue, sell, pledge, or otherwise dispose of promissory notes, drafts, bills of exchange, warrants, bonds, debentures and other negotiable or non-negotiable, transferable or non-transferable instruments and evidences of indebtedness, and to secure the payment thereof and the interest thereon by mortgage or pledge, conveyance or assignment, in trust of the whole or any part of the property of the corporation at the time owned, or thereafter acquired.

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          8. To guarantee the payment of dividends upon any capital stock, and to endorse or otherwise guarantee the principal or interest or both of any bonds, debentures, notes, scrip, or other obligations, or evidences of indebtedness, or the performance of any contract or obligation of any other corporation, trust estate or association, domestic or foreign, or of any firm or individual in which it may have a lawful interest, and in so far and to the extent that such guaranty may be permitted by law.

          9. To own, purchase, lease, or otherwise acquire lands and/or sand, gravel, clay, shale, stone, dirt, timber and other substances, mineral and timber rights in land, and to produce therefrom coal, oil, gas, minerals and other substances, to develop such lands or rights in lands by operating mines and other facilities thereon, and to market and sell products therefrom.

          10. To purchase or otherwise acquire, apply for, register, hold, use, sell, or in any manner dispose of and to grant licenses or other rights in and in any manner deal with patents, inventions, improvements, processes, formulas, trade marks, trade names, rights and licenses secured under letters, patents, copyrights, or otherwise.

          11. To purchase it otherwise acquire shares of its own stock and options to purchase shares of its own stock (so far as may be permitted by law), and its bonds,debentures, notes, scrip, or other securities, or evidences of indebtedness, and to cancel or to hold, transfer, or reissue the same to such persons, firms, corporations, or associations, and upon such terms and conditions as the Board of

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Directors may, in its discretion, determine, without offering any thereof on the same terms, or on any terms, to the stockholders then of record, or to any class of stockholders.

          12. To acquire, buy, hold, own, sell, lease, exchange, trade and otherwise deal in any and all kinds of manufactured articles, raw materials, minerals, oil, gases, liquids, animal and plant products, and any other goods, wares and merchandise, articles, substances and things whatsoever, and generally to carry on the business of storekeepers, merchants, factors, traders, importers and exporters.

          13. To manufacture, improve, repair and work upon minerals, metals, wood, chemicals, animal and plant products or any other substances, or any of the products and by-products thereof, or any article or thing into the manufacture of which any of the foregoing may enter.

          14. To do any and all things necessary and proper for the accomplishment of the objects herein enumerated or necessary or incidental to the protection and benefit of the corporation, and in general to carry on any lawful business necessary or incidental to the attainment of the purposes of the corporation, whether such business is similar in nature to the objects and powers hereinabove set forth or otherwise.

          15. To do any and all of the things herein set forth as principal, agent, contractor, trustee, or otherwise, alone or in company with others.

          16. To have one or more offices and to conduct any or all of its operations and business and to promote its objects, within or without the State of Delaware, without restriction as to p1ace or amount.

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          The objects and purposes specified hereinabove shall be regarded as independent objects and purposes, and except where otherwise expressed, shall be in no way limited, nor restricted by reference to, or reference from the terms of any other clause or paragraph of this Certificate of Incorporation.

          The foregoing shall be construed both as objects and powers and the enumeration thereof shall not be held to limit or restrict in any manner the general powers conferred on this corporation by the laws of the State of Delaware.

          Fourth. The total number of shares of stock which this corporation is authorized to issue is One Thousand (1,000) shares of common stock, of the par value of One Dollar ($1.00) each, amounting to One Thousand Dollars ($1,000.00).

          No holder of any stock of the corporation shall be entitled as of right to purchase or subscribe for any part of stock of the corporation, authorized by this certificate or of any additional stock of any class to be issued by reason of any increase of the authorized stock of the corporation, or of any bonds, certificates of indebtedness, debentures or other securities convertible into stock of the corporation, but any stock authorized by this certificate or any such additional authorized issue of new stock or of securities convertible into stock may be issued and disposed of by the Board of Directors to such persons, firms, corporations or associations for such consideration and upon such terms and in such manner as the Board of Directors may in their discretion determine without offering any thereof on the same terms or on any terms to the stockholders then of record or to any class of stockholders.

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          The corporation shall be entitled to treat the person in whose name any share, right or option is registered as the owner thereof for all purposes and shall not be bound to recognize any equitable or other claim to or interest in such share, right or option on the part of any other person, whether or not the corporation shall have notice thereof, save as may be expressly provided by the laws of the State of Delaware.

          A director shall be fully protected in relying in good faith upon the books of account of the corporation or statements prepared by any of its officials as to the value and amount of the assets, liabilities and/or net profits of the corporation, or any other facts pertinent to the existence and amount of surplus or other funds from which dividends might properly be declared and paid.

          Without action by the stockholders, the shares of stock may be issued by the corporation from time to time for such consideration as may be fixed from time to time by the Board of Directors thereof, and any and all such shares so issued, the full consideration for which has been paid or delivered, shall be deemed fully paid stock and not liable to any further call or assessment thereon, and the holder of such shares shall not be liable for any further call or assessment thereon, or for any other payment thereon.

          Fifth. The minimum amount of capital with which it will commence business is One Thousand and No/1OO Dollars ($1,000.00).

          Sixth. The name and place of residence of each of the incorporators are as follows:

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                 NAME                             RESIDENCE
                 ----                             ---------

          B. J. Consono                      Wilmington, Delaware

          F. J. Obara, Jr.                   Wilmington, Delaware

          A. D. Grier                        Wilmington, Delaware

          Seventh. This corporation is to have perpetual existence.

          Eighth. The private property of the stockholders shall not be subject to the payment of corporate debts to any extent whatever.

          Ninth. All corporate powers shall be exercised by the Board of Directors, except as otherwise provided by statute or by this Certificate of Incorporation.

          The Directors of the corporation shall be elected by the stockholders of the corporation at the time and in the manner specified in the By-laws of the corporation; such election of directors need not be by ballot.

          Tenth. In furtherance and not in limitation of the powers conferred by the laws of the State of Delaware, the Board of Directors is expressly authorized:

          1. To fix, determine and vary from time to time the amount to be maintained as surplus and the amount or amounts to be set apart as working capital.

          2. To set apart out of any of the funds of the corporation available for dividends, a reserve or reserves for any proper purposes and/or to abolish any such reserve in the manner in which it was created.

          3. To make, amend, alter, change, add to, or repeal By-laws for the corporation without any action on the part of the stockholders. The By-laws made by the directors may be amended, altered, changed, added to or repealed by the stockholders.

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          4. To authorize and cause to be executed mortgages and liens without limit as to amount upon the real and personal property of the corporation, including after-acquired property.

          5. From time to time to determine whether and to what extent and at what times and places and under what conditions and regulations the books and accounts of this corporation or any of them other than the stock ledger, shall be open to the inspection of the stockholders, and no stockholder shall have any right to inspect any account or book or document of the corporation, except as conferred by law or authorized by resolution of the directors or of the stockholders.

          6. To authorize the payment of compensation to the directors for services to the corporation, including fees for attendance at meetings of the Board of Directors, of the Executive Committee, and of other Committees, and to determine the amount of such compensation and fees.

          7. To sell, lease or exchange all of its property and assets, including its good will and its corporate franchises upon such terms and conditions and for such consideration which may be in whole or in part shares of stock in and/or other securities of any other corporation or corporations when and as authorized by the affirmative vote of the holders of a majority of the stock issued and outstanding having voting power given at a stockholders' meeting duly called for that purpose or when authorized by the written consent of the holders of a majority of the voting stock issued and outstanding.

          8. This corporation may in its By-laws confer powers additional to the foregoing upon the directors, in addition to the powers and authorities expressly conferred upon them by law.

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          Eleventh. A director of the corporation shall not be disqualified by his office from dealing or contracting with the corporation, either as a vendor, purchaser or otherwise, nor shall any transaction or contract of the corporation be void or voidable by reason of the fact that any director or any firm of which any director is a member or any corporation of which any director is a shareholder, officer or director is in any way interested in such transaction or contract, provided that such transaction or contract is or shall be authorized, ratified or approved either (1) by a vote of a majority of a quorum of the Board of Directors or of the Executive Committee without counting in such majority or quorum any director so interested, or member of a firm so interested, or a shareholder, officer or director of a corporation so interested, or (2) by the written consent or by the vote at any stockholders' meeting of the holders of record of a majority of all the outstanding shares of stock of the corporation entitled to vote, nor shall any director be liable to account to the corporation for any profits realized by or from or through any such transaction or contract of the corporation authorized, ratified or approved as aforesaid by reason of the fact that he or any firm of which he is a member, or any corporation of which he is a shareholder, officer or director was interested in such transaction or contract. Nothing herein contained shall create liability in the events above described or prevent the authorization, ratification or approval of such transactions or contracts in any other manner permitted by law.

          Any contract, transaction or act of the corporation or of the Board of Directors which shall be ratified by a quorum of the stockholders entitled to vote at any annual

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meeting or at any special meeting called for that purpose shall be as valid and binding as though ratified by every stockholder of the corporation; provided, however, that any failure of the stockholders to approve or ratify such contracts, transaction or act when and if submitted, shall not be deemed in any way to invalidate the same or to deprive the corporation, its directors or officers of their right to proceed with such contract, transaction or action.

          It is hereby expressly provided that the directors and officers and former directors and officers of the corporation shall be fully protected and indemnified against any personal liability to others that may arise by reason of any of their actions taken in good faith on behalf or for the benefit of the corporation to the full extent permitted by the laws of the State of Delaware.

          Twelfth. Upon the written consent or vote of the holders of a majority in aggregate number of the shares of stock of the corporation then outstanding and entitled to vote, every statute of the State of Delaware (a) increasing, diminishing or in any way affecting the rights, powers, or privileges of stockholders of corporations organized under the general laws of said State, or
(b) giving effect to the action taken by any part, less than all, of the stockholders of any such corporation, shall be binding upon the corporation and every stockholder thereof to the same extent as if such statute had been in force at the date of the making, filing and recording of this Certificate of Incorporation of the corporation.

          Thirteenth. If the By-laws so provide, the stockholders, and directors shall have power to hold their meetings, to have an office or offices and to keep the books of

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this corporation (subject to the provisions of the statute), outside the State of Delawars, at such places as may from time to time be designated by the By-laws or by resolution of the directors.

          Fourteenth. This corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation in the manner now or hereafter prescribed by law, and all rights conferred on officers, directors and stockholders herein are granted subject to this reservation.

          We, the undersigned, being all of the incorporators hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, do make and file this Certificate of Incorporation hereby declaring and certifying that the facts herein stated are true, and accordingly hereunto have set our respective hands and seals this 9th day of November, A. D. 1966.


                                                      /s/ Illegible       [SEAL]
                                                      --------------------------


                                                     /s/ Illegible        [SEAL]
                                                     ---------------------------


                                                     /s/ Illegible        [SEAL]
                                                     ---------------------------

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THE STATE OF DELAWARE   )
                        )     88.
COUNTY OF NEW CASTLE    )

          BE IT REMEMBERED that on this 9th day of November, 1966, personally appeared before me the subscriber, a Notary Public for the State and County aforesaid, B. J. Consono, F. J. Obara, Jr. and A. D. Grier, all the parties to the foregoing Certificate of Incorporation, known to me personally to be such and severally acknowledged the said Certificate to be their act and deed respectively, and that the facts therein stated were truly set forth.

          GIVEN UNDER MY HAND AND SEAL OF OFFICE the day and year aforesaid.


                                                     /s/ Illegible
                                                     ---------------------------
                                                      Notary Public

                                                                          [SEAL]